Exhibit 10.9

AMENDMENT TO ESCROW AGREEMENT

THIS AMENDMENT TO ESCROW AGREEMENT (this “Amendment”) is made as of June 20, 2013 by and among Axiom Capital Management, Inc. (the “Broker”) True Drinks Holdings, Inc. (the “Company”), and Union Bank, N. A., as escrow agent (the “Escrow Agent”). Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Escrow Agreement (defined below).

W I T N E S S E T H:

    WHEREAS, the Broker, the Company and the Escrow Agent entered into an Escrow Agreement in connection with the Company’s Bridge Note Offering on May __, 2013(the “Escrow Agreement”) ; and

    WHEREAS, each of the Broker, the Company and the Escrow Agent wish to amend the Escrow Agreement to reduce the minimum offering amount stated in Section 1.7 from $500,000 to $250,000.

    NOW, THEREFORE, in consideration of the covenants and mutual promises contained herein and other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged and intending to be legally bound hereby, the parties agree as follows:

    1. Section 1.7 of the Escrow Agreement is hereby amended and restated in its entirety as follows:

    “1.7. In the event that the minimum offering amount of $250,000 is not met for the initial closing (subsequent closings shall have no minimum offering amount requirements), the Broker and the Company will instruct the Escrow Agent to return the Escrow Funds to the Purchasers by submitting an Escrow Release Notice as further described in Section 1.2. Any Use of Proceeds authorized by the Broker and the Company shall be consistent with the terms of the Subscription Agreements.”

    2. This Amendment may be executed counterparts, each of which shall be deemed an original agreement, but all of which together shall constitute one and the same document. Execution and delivery of this Amendment by facsimile transmission (including delivery of documents in Adobe PDF format) shall constitute execution and delivery of this Amendment for all purposes, with the same force and effect as execution and delivery of an original manually signed copy hereof.

    3. This Amendment and the rights and obligations hereunder of each of the parties hereto shall be governed by and interpreted and determined in accordance with the law of the State of New York without giving effect to conflicts of laws principles.

    4. Except as expressly set forth in this Amendment, all other provisions of the Escrow Agreement shall remain unchanged. Upon execution, this Amendment shall become part of the Escrow Agreement and shall have the effect of amending such Escrow Agreement as described above. Please retain a copy of this Amendment with your Escrow Agreement.

[SIGNATURE PAGE FOLLOWS]

    IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of date first written above.

ESCROW AGENT: UNION BANK, N.A.

By: /s/ Rafael E. Miranda
Name: Rafael E. Miranda
Title: Vice President

AXIOM CAPITAL MANAGEMENT, INC.

By: /s/ Mark D. Martino
Name: Mark D. Martino
Title: President

TRUE DRINKS HOLDINGS, INC.

By: /s/ Dan Kerker
Name: Dan Kerker
Title: Chief Financial Officer